Exhibit 99.1

FOR IMMEDIATE RELEASE

Forrester Research Reports First-Quarter Financial Results

Cambridge, Mass., April 24, 2013 . . . Forrester Research, Inc. (Nasdaq: FORR) today announced its 2013 first-quarter financial results.

First-Quarter Financial Performance

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Total revenues were $71.5 million for the first quarter of 2013, compared with $70.3 million for the first quarter of last year. Research revenues increased 1%, and advisory services and other revenue increased 3% compared with the first quarter of last year.

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On a GAAP basis, net income was $2.3 million, or $0.10 per diluted share, for the first quarter of 2013, compared with net income of $3.2 million, or $0.14 per diluted share, for the same period last year. On a pro forma basis, net income was $4.8 million, or $0.21 per diluted share, for the first quarter of 2013, which reflects a pro forma effective tax rate of 39%. Pro forma net income excludes stock-based compensation of $1.9 million, amortization of $0.6 million of acquisition-related intangible assets, reorganization costs of $1.6 million, and net investment losses of $0.1 million. This compares with pro forma net income of $5.1 million, or $0.22 per diluted share, for the same period in 2012, which reflects a pro forma tax rate of 39%. Pro forma net income for the first quarter of 2012 excludes stock-based compensation of $1.3 million, amortization of $0.6 million of acquisition-related intangible assets, $1.3 million of reorganization costs, and net investment gains of $0.1 million.

“Forrester exceeded guidance on revenue, operating margin, and earnings per share for the first quarter,” said George F. Colony, Forrester’s chairman and chief executive officer. “While we are encouraged by the operating results, our performance is not yet consistent across all geographies. During the first quarter, we saw strong performance from some sales teams, while others are still stabilizing. Our recovery is continuing, but it is not complete.”

A reconciliation of GAAP results to pro forma results may be found in the attached financial tables.

Forrester is providing second-quarter 2013 financial guidance as follows:

Second-Quarter 2013 (GAAP):

•	Total revenues of approximately $77.5 million to $80.5 million.

•	Operating margin of approximately 8.5% to 10.5%.

•	Other income, net of approximately $0.2 million.

•	An effective tax rate of 40%.

•	Weighted average diluted shares outstanding of approximately 22.7 million.

•	Diluted earnings per share of approximately $0.18 to $0.22.

Second-Quarter 2013 (Pro Forma):

Pro forma financial guidance for the second quarter of 2013 excludes stock-based compensation expense of $0.9 million to $1.1 million, amortization of acquisition-related intangible assets of approximately $0.6 million, reorganization costs of approximately $0.3 million, and any investment gains or losses.

•	Pro forma operating margin of approximately 11.0% to 13.0%.

•	Pro forma effective tax rate of 39%.

•	Pro forma diluted earnings per share of approximately $0.23 to $0.27.

Our full-year 2013 guidance is as follows:

Full-Year 2013 (GAAP):

•	Total revenues of approximately $290.0 million to $298.0 million.

•	Operating margin of approximately 6.0% to 7.0%.

•	Other income, net of approximately $0.8 million.

•	An effective tax rate of 39%.

•	Weighted average diluted shares outstanding of approximately 21.9 million.

•	Diluted earnings per share of approximately $0.52 to $0.59.

Full-Year 2013 (Pro Forma):

Pro forma financial guidance for full-year 2013 excludes stock-based compensation expense of $5.7 million to $6.2 million, amortization of acquisition-related intangible assets of approximately $2.3 million, reorganization costs of approximately $1.9 million, and any investment gains or losses.

•	Pro forma operating margin of approximately 9.5% to 10.5%.

•	Pro forma effective tax rate of 39%.

•	Pro forma diluted earnings per share of approximately $0.79 to $0.86.

Quarterly Dividend

Forrester also announced today that its board of directors has approved a quarterly dividend of $0.15 per share payable June 19, 2013, to shareholders of record on June 5, 2013.

About Forrester Research

Forrester Research, Inc. (Nasdaq: FORR) is an independent research company that provides pragmatic and forward-thinking advice to global leaders in business and technology. Forrester works with professionals in 17 roles at major companies providing proprietary research, customer insight, consulting, events, and peer-to-peer executive programs. For more than 29 years, Forrester has been making IT, marketing, and technology industry leaders successful every day. For more information, visit www.forrester.com.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements about anticipated growth, productivity improvements, restructuring activities, Forrester’s financial guidance for the second quarter of and full-year 2013, and the timing and amount of the repurchase of Forrester shares. These statements are based on Forrester’s current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors that could cause actual future activities and results to differ include, among others, Forrester’s ability to retain and enrich memberships for its research products and services, technology spending, Forrester’s ability to respond to business and economic conditions and market trends, the risks and challenges inherent in international business activities, competition and industry consolidation, the ability to attract and retain professional staff, Forrester’s dependence on key personnel, the possibility of network disruptions and security breaches, and possible variations in Forrester’s quarterly operating results. Financial guidance regarding shares outstanding and per-share amounts does not take into account any purchase of shares in Forrester’s modified “Dutch auction” self-tender offer to purchase up to $130 million of its common shares and may materially change depending upon the outcome of the self-tender offer. Forrester undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to Forrester’s reports and filings with the Securities and Exchange Commission.

The consolidated statements of income and the table of key financial data are attached.

Contact:

Michael Doyle

Chief Financial Officer

Forrester Research, Inc.

+1 617.613.6000

mdoyle@forrester.com

Jon Symons

Vice President, Corporate Communications

Forrester Research, Inc.

+ 1 617.613.6104

press@forrester.com

© 2013, Forrester Research, Inc. All rights reserved. Forrester is a trademark of Forrester Research, Inc.

Forrester Research, Inc.

Consolidated Statements of Income

(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2013	2012
Revenues:
Research services	$50,378	$49,760
Advisory services and other	21,121	20,500

Total revenues	71,499	70,260

Operating expenses:
Cost of services and fulfillment	27,027	26,938
Selling and marketing	27,057	25,133
General and administrative	9,487	9,611
Depreciation	2,360	1,993
Amortization of intangible assets	559	614
Reorganization costs	1,591	1,343

Total operating expenses	68,081	65,632

Income from operations	3,418	4,628

Other income, net	376	409
Gains (losses) on investments, net	(51)	59

Income before income taxes	3,743	5,096

Income tax provision	1,402	1,915

Net Income	$2,341	$3,181

Diluted income per share	$0.10	$0.14

Diluted weighted average shares outstanding	22,658	23,173

Basic income per share	$0.10	$0.14

Basic weighted average shares outstanding	22,306	22,738

Pro forma data (1):
Income from operations	$3,418	$4,628
Amortization of intangible assets	559	614
Reorganization costs	1,591	1,343
Stock-based compensation included in the following expense categories:
Cost of services and fulfillment	904	653
Selling and marketing	422	224
General and administrative	534	446

Pro forma income from operations	7,428	7,908

Other income, net	376	409

Pro forma income before income taxes	7,804	8,317

Pro forma income tax provision	3,044	3,244

Pro forma net income	$4,760	$5,073

Pro forma diluted income per share	$0.21	$0.22

Diluted weighted average shares outstanding	22,658	23,173

(1)	Forrester believes that pro forma financial results provide investors with consistent and comparable information to aid in the understanding of Forrester’s ongoing business, and are also used by Forrester in making compensation decisions. Our pro forma presentation excludes amortization of acquisition-related intangible assets, stock-based compensation, reorganization costs and net gains or losses from investments, as well as their related tax effects. The pro forma data does not purport to be prepared in accordance with Accounting Principles Generally Accepted in the United States.

Forrester Research, Inc.

Consolidated Balance Sheet and Cash Flow Data

(Unaudited, in thousands)

	March 31, 2013	December 31, 2012

Balance sheet data:
Cash, cash equivalents and marketable investments	$273,478	$242,656
Accounts receivable, net	$49,160	$74,623
Deferred revenue	$152,188	$150,479

	Three Months Ended March 31,
	2013	2012

Cash flow data:
Net cash provided by operating activities	$35,453	$34,886
Purchases of property and equipment	$(939)	$(2,418)
Repurchases of common stock	$—	$(7,700)
Dividend paid	$(3,350)	$(3,195)

	As of March 31,
	2013	2012
Metrics:
Agreement value	$218,619	$220,695
Client retention	77%	80%
Dollar retention	90%	90%
Enrichment	95%	99%
Number of clients	2,442	2,524

	As of March 31,
	2013	2012
Headcount:
Total headcount	1,222	1,204
Research staff	441	445
Sales staff	460	439